EXHIBIT 5.1
                         [MCGUIREWOODS, LLP LETTERHEAD]




                                  May 30, 2001

Commodore Applied Technologies, Inc.
2121 Jamieson Avenue, Suite 1406
Alexandria, Virginia 22314

                           Re:  Registration Statement on Form S-8
                                ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 9,968,750 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), consisting of: (a) 5,000,000 shares of Common Stock covered under a Registration Statement on Form S-8 (Registration No. 333-907703) previously filed by the Company on November 11, 1999, which are being carried forward under the Registration Statement pursuant to General Instruction E to Form S-8 and (b) 4,968,750 shares of Common Stock underlying options granted and available to be granted under the Company's 1998 Stock Option Plan, as amended, being registered under the Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, By-laws and minutes, and such other documents and records, as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact, as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

         We have assumed that all of the Shares that have been issued pursuant to options granted pursuant to the Company's 1998 Stock Option Plan, as amended, and that constitute issued and outstanding Shares, have been issued and that the certificates evidencing the same have been duly delivered against receipt of consideration stipulated therefor, which consideration was not less than the par value of the Shares. We have also assumed that all of the Shares will be issued under options granted pursuant to the Company's 1998 Stock Option Plan, as amended, but have not been issued and are not outstanding Shares, will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Company's 1998 Stock Option Plan, as amended, and the various stock option agreements thereunder, against receipt of the consideration stipulated therefor, which consideration will not be less than the par value of the Shares.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and have been, or when transferred or issued, delivered and paid for in accordance with the foregoing assumptions will be, validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion letter is rendered as of the date first written above. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                                 Very truly yours,

                                                 /s/ McGuireWoods, LLP